UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2012

Alterra Capital Holdings Limited

(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Alterra House, 2 Front Street, Hamilton, Bermuda		HM 11
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 7, 2012, the Registrant issued a news release announcing financial results for the three and six months ended June 30, 2012. In addition, on the same date, the Alterra Capital Holdings Limited Investor Financial Supplement for the quarter ended June 30, 2012 was made available on the Registrant’s website.

A copy of the news release and financial supplement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information set forth in this Item 2.02 (including Exhibit 99.1 and Exhibit 99.2) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On August 7, 2012, the Registrant issued a news release announcing the declaration by the Board of Directors of a dividend of $0.16 per share and the approval by the Board of Directors of an increase in the Registrants share repurchase plan by an additional $100.0 million resulting in an aggregate amount currently authorized under the share repurchase plan of $204.6 million.

The news release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release of Alterra Capital Holdings Limited, dated August 7, 2012, announcing financial results.

99.2	Investor Financial Supplement for the quarter ended June 30, 2012.

99.3	News Release of Alterra Capital Holdings Limited, dated August 7, 2012, announcing a dividend declaration and increase in share repurchase authorization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterra Capital Holdings Limited

August 7, 2012	By:	/S/ PETER A. MINTON
	Name:	Peter A. Minton
	Title:	Executive Vice President and Chief Operating Officer

Exhibit Index

99.1	News Release of Alterra Capital Holdings Limited, dated August 7, 2012, announcing financial results.

99.2	Investor Financial Supplement for the quarter ended June 30, 2012.

99.3	News Release of Alterra Capital Holdings Limited, dated August 7, 2012, announcing a dividend declaration and increase in share repurchase authorization.